MORGUARD REAL ESTATE INVESTMENT TRUST

(Landlord)

-and-

PLATINUM GROUP METALS LTD.

(Tenant)

LEASE EXPANSION AND AMENDING AGREEMENT

ORIGINAL PREMISES:

Suite 800 - 409 Granville Street, Vancouver, British Columbia

United Kingdom Building

EXPANSION PREMISES:

Suite 801 - 409 Granville Street, Vancouver, British Columbia

United Kingdom Building

LEASE EXPANSION AND AMENDING AGREEMENT

THIS AGREEMENT is dated 10th day of February 2003.

BETWEEN:

MORGUARD REAL ESTATE INVESTMENT TRUST

(the “Landlord”)

OF THE FIRST PART

- and -

PLATINUM GROUP METALS LTD.

(the “Tenant”)

OF THE SECOND PART

A.  WHEREAS by a lease dated the 20th day of September, 2001 (the “Lease”) made between the Landlord and the Tenant, the Landlord did demise and lease unto the Tenant certain premises designated as Suite 800, comprising a certified area of One Thousand One Hundred and One (1,101) square feet (the “Original Premises”) in the project known as United Kingdom Building (the “Project”) municipally located at 409 Granville Street, in the City of Vancouver, in the Province of British Columbia, for and during the term (the “Term”) of Three (3) years, commencing on the 1st day of December, 2001 and expiring, unless earlier terminated, on the 30th day of November, 2004, subject to the terms and conditions contained therein.

B.   AND WHEREAS the Landlord and the Tenant have agreed to amend the Lease by documenting the expansion premises adjacent to the Original Premises known as Suite 801 containing approximately One Thousand Two Hundred Fifty-Eight (1,258) square feet (the “Expansion Premises”), and otherwise upon the terms and conditions contained herein.

C.   United Kingdom Building Limited holds registered title to the Project as nominee for the Landlord.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained, other good and valuable consideration and the sum of Two Dollars ($2.00) now paid by each of the parties to the other (the receipt and sufficiency whereof is hereby acknowledged), the parties do hereby agree as follows:

1.  The parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2.

Effective as of the 1st day of March, 2003 (the “Effective Date”), the Lease is hereby amended as follows:

(a)

by deleting Item 4 - Leased Premises of the Term Sheet and substituting therefor as follows:

“4.

LEASED PREMISES:

Attached as Schedule “A” to the Lease is a plan of the Project showing the Original Premises hatched and the Expansion Premises crosshatched.

Except as otherwise noted herein, prior to the 1st day of March, 2003, the term “Leased Premises” shall be deemed to refer to the Original Premises only and commencing on the 1st day of March, 2003, the Original Premises and the Expansion Premises shall be collectively referred to as the “Leased Premises”.  For purposes of this Lease, the Leased Premises shall be identified as Suite 800 and 801.”

(b)

by deleting Item 5 - Rentable Area of Leased Premises of the Term Sheet and substituting therefor as follows:

“5.

RENTABLE AREA OF LEASED PREMISES:

(a)

prior to the 1st day of March, 2003, comprising a certified area of One Thousand, One Hundred and One (1,101) square feet (the “Original Premises”); and

(b)

commencing on the 1st day of March, 2003, comprising the Original Premises and One Thousand, Two Hundred and Fifty-Eight (1,258) square feet of expansion space (the “Expansion Premises”) for a combined aggregate of Two Thousand, Three Hundred and Fifty-Nine (2,359) square feet, collectively referred to as the “Leased Premises”.

(c)

by deleting Item 6(a) and (b) - Security Deposit and other Deposit of the Term Sheet in its entirety and substituting therefor as follows:

“6.

(a)

SECURITY DEPOSIT:

$2,288.50 existing for suite 800

$2,728.01 suite 801

$5,016.51 (Section 4.02)

(b)

OTHER DEPOSIT:

$2,728.01 (Schedule E).”

(d)

by deleting Item 8 - Basic Rent of the Term Sheet in its entirety and substituting therefor as follows:

“8.

BASIC RENT:

The Tenant shall pay to the Landlord as annual basic rent (the “Basic Rent”), without any deduction, set-off or abatement, as follows:

(a)

From December 1, 2001 to February 28, 2003; $14,588.25 per annum, $1,215.69 per month; and

(b)

From March 1, 2003 to November 30, 2004; $31,256.75 per annum, $2,604.73 per month.”

(e)

By deleting Schedule D - Landlord’s Work and substituting therefor as follows:

“Conditions of Premises and Landlord’s Work - Suite 801

Suite 801 shall be delivered by the Landlord to the Tenant on an “as is” basis and the Landlord shall not be required to do any work prior to delivering possession of Suite 801 to the Tenant except for the following:

i)

Re-paint Suite 801 throughout in a complimentary colour of the Tenant’s choice.

ii)

Install an open entryway connecting Suites 800 and 801 in a location indicated on Schedule A of the Offer to Lease dated January 15th, 2003.

iii)

At the Tenant’s option, remove the existing pony wall in Suite #801 provided matching carpeting is available to patch the area underneath the pony wall.

Any other changes to the Leased Premises required by the Tenant shall be performed in accordance with the Lease and shall be completed at the Tenant’s sole expense.”

(f)

by deleting Schedule E - Additional Covenants, Agreements and Conditions of the Term Sheet and substituting therefor as follows:

“Other Deposit - Suite 801

The amount of $2,728.01 shall be held by the Landlord, without interest, as a deposit to be applied on account towards gross rent charges including GST for March 2003.

Signage - Suite 801

The Landlord shall provide Building standard signage at the request of the Tenant and at the Tenant’s expense.  No other signage, other than the Building standard signage shall be permitted without the Landlord’s prior written approval.

Early Access - Suite 801

Upon execution of this Lease Expansion and Amending Agreement by the Tenant, and completion of the Landlord’s work, the Tenant shall be permitted access to the Leased Premises for the purpose of performing any improvements required by the Tenant and commencing business. The Tenant agrees that during this period, all the provisions of the Lease shall apply to the Tenant except for liability for payment of Basic Rent, Taxes and Operating Costs.  All Tenant’s Work shall be performed in accordance with the Lease.

Limitation

The parties acknowledge and agree that the obligations of Morguard Real Estate Investment Trust hereunder and under all documents delivered pursuant hereto (and all documents to which this document may be pursuant) or which give effect to, or amend or supplement, the terms of this Lease are not personally binding upon any trustee hereof, any registered or beneficial holder of units (a “Unitholder”) or any annuitant under a plan of which a Unitholder acts as a trustee or carrier, or any officers, employees or agents of Morguard Real Estate Investment Trust and resort shall not be had to, nor shall recourse or satisfaction be sought from, any of the foregoing or the private property of any of the foregoing, but the Project only shall be bound by such obligations and recourse or satisfaction may only be sought from the revenue of the Project.”

3.  The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged, unmodified and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

4.  This Agreement shall enure to the benefit of and be binding upon the parties hereto, the successors and assigns of the Landlord and the permitted successors and assigns of the Tenant.

IN WITNESS WHEREOF the parties have duly executed this Agreement, by affixing their respective corporate seals under the hands of their proper signing officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED

in the presence of:

LANDLORD:

MORGUARD REAL ESTATE INVESTMENT TRUST

by its agent MORGUARD INVESTMENTS LIMITED

By:

/s/ J.T. Johnston

Authorized Signatory

I/We have authority to bind the Corporation which has authority to bind the Trust

WITNESS to the signature of Tenant:

TENANT:

PLATINUM GROUP METALS LTD.

Signature:

/s/ C. Staples

By:

/s/ Dennis Gorc

Address:

North Vancouver, BC

Name:

Dennis Gorc

Occupation:

Exec. Assistant

Title:

V.P. Exploration

I/We have the authority to bind the Corporation

SCHEDULE “A”

FLOOR PLAN OF LEASED PREMISES

3168 – United Kingdom Building – 8th Floor – Master Drawing (Current)

00850
00853
00802
S0800
00809
00804
00828
00855
00823
00825